EX-99.13.c.i

FORM OF

[             ], 2018

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA  02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds — New Series of Shares

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”).

This letter is to provide notice of the establishment of the following seven (7) new series (collectively, the “New Series”) of Aberdeen Funds (the “Funds”): (1) Aberdeen Dynamic Dividend Fund; (2) Aberdeen Global Infrastructure Fund; (3) Aberdeen High Yield Managed Duration Municipal Fund; (4) Aberdeen International Real Estate Equity Fund; (5) Aberdeen Realty Income & Growth Fund; (6) Aberdeen Income Builder Fund; and (7) Aberdeen Ultra Short Municipal Income Fund.

In accordance with Section 1 of the Agreement, as amended, we request that you act as Sub-Administrator with respect to each of the New Series, and their Class A and Institutional Class shares under the terms of the Agreement.  In connection with such request, the undersigned hereby confirms to you, as of the date hereof, the representations and warranties in Section 4 of the Agreement.

The foregoing changes are reflected in the attached updated Schedule A to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

[signature page follows]

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

By:
	Name:	Lucia Sitar
	Title:	Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended effective [                  ], 2018

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares
Aberdeen Focused U.S. Equity Fund (formerly, Aberdeen Equity Long-Short Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Diversified Alternatives Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares
Aberdeen Dynamic Allocation Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Diversified Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Asia Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Emerging Markets Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Tax-Free Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares
Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Japanese Equities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen U.S. Mid Cap Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T
Aberdeen Dynamic Dividend Fund	Class A Institutional Class
Aberdeen Global Infrastructure Fund	Class A Institutional Class
Aberdeen High Yield Managed Duration Municipal Fund	Class A Institutional Class
Aberdeen International Real Estate Equity Fund	Class A Institutional Class

Fund Name	Classes of Shares
Aberdeen Realty Income & Growth Fund	Class A Institutional Class
Aberdeen Income Builder Fund	Class A Institutional Class
Aberdeen Ultra Short Municipal Income Fund	Class A Institutional Class